UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 16, 2017
(date of earliest event reported)

Vascular Solutions, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 0-27605

Minnesota	41-1859679
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6464 Sycamore Court North
Minneapolis, Minnesota 55369
(Address of principal executive offices)

 (763) 656-4300
(Registrant’s telephone number, including area code)

 Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On February 17, 2017 (the “Closing Date”), pursuant to the Agreement and Plan of Merger, dated as December 1, 2016 (the “Merger Agreement”), by and among Teleflex Incorporated, a Delaware corporation (“Teleflex”), Violet Merger Sub Inc., a Minnesota corporation and wholly owned subsidiary of Teleflex (“Merger Sub”), and Vascular Solutions, Inc., a Minnesota corporation (“Vascular Solutions”), Merger Sub was merged with and into Vascular Solutions (the “Merger”), with Vascular Solutions continuing as the surviving corporation and as a wholly owned subsidiary of Teleflex.

Item 1.02. Termination of a Material Definitive Agreement.

On February 16, 2017, pursuant to resolutions passed by the Board of Directors of Vascular Solutions on December 1, 2016 and in accordance with the requirements of the Merger Agreement regarding the treatment of the Vascular Solutions Employee Stock Purchase Plan (the “ESPP”), the ESPP was terminated and the amounts allocated to each participant’s account under the ESPP were used to purchase shares of common stock of Vascular Solutions.

The information set forth under the Introductory Note to this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On the Closing Date, Teleflex completed the acquisition of Vascular Solutions. Pursuant to the Merger Agreement, Merger Sub was merged with and into Vascular Solutions, effective 10:59 p.m., Central Time, on the Closing Date (the “Effective Time”) with Vascular Solutions continuing as the surviving corporation and as a wholly owned subsidiary of Teleflex.

As a result of the Merger, at the Effective Time, each share of common stock of Vascular Solutions, par value $0.01 per share (the “Shares”), other than (i) Shares then held by any wholly owned subsidiary of Vascular Solutions, (ii) Shares then held by Teleflex, Merger Sub or any other wholly owned subsidiary of Teleflex, and (iii) Shares then held by a holder who has properly asserted dissenters’ rights and otherwise complied with the provisions of Sections 302A.471 and 302A.473 of the Minnesota Business Corporation Act (collectively, the “Excluded Shares”), was converted into the right to receive $56 in cash, without interest (the “Merger Consideration”).

As a result of the Merger, at the Effective Time, each outstanding option or similar right to purchase Shares issued pursuant to Vascular Solutions’ Stock Option and Stock Award Plan (the “Company Options”) was cancelled and converted into the right to receive an amount in cash (subject to any applicable withholding taxes), without interest, equal to the product of (i) the total number of Shares subject to such Company Option immediately prior to the Effective Time and (ii) the excess, if any, of the Merger Consideration over the exercise price subject to such Company Option.

Also as a result of the Merger, at the Effective Time, each Share awarded under, and then subject to forfeiture pursuant to, Vascular Solutions’ Stock Option and Stock Award Plan was cancelled and converted into the right to receive the Merger Consideration, subject to any applicable withholding tax.

The foregoing descriptions of the Merger and the Merger Agreement in this Item 2.01 do not purport to be complete and are subject to and qualified in their entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information set forth under the Introductory Note and the disclosure regarding the Merger and the Merger Agreement set forth under Item 5.01 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference to this Item 2.01.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On the Closing Date, Vascular Solutions notified the NASDAQ Stock Exchange (the “NASDAQ”) that the Merger will be completed at the Effective Time and requested that the Shares be delisted from NASDAQ. Vascular Solutions also requested that NASDAQ file with the Securities and Exchange Commission (the “SEC”) a notification of removal from listing on Form 25 with respect to the delisting of the Shares from NASDAQ. Vascular Solutions intends to file with the SEC a certification on Form 15 to terminate or suspend its reporting obligations under Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, as promptly as practicable.

The information set forth under the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03. Material Modification to the Rights of Security Holders.

As set forth under Item 2.01 of this Current Report on Form 8-K, as of the Effective Time, all issued and outstanding Shares (other than any Excluded Shares) were automatically cancelled and converted into the right to receive the Merger Consideration. At the Effective Time, all holders of the Shares (other than any Excluded Shares) ceased to have any rights with respect thereto other than the right to receive such consideration.

The information set forth under the Introductory Note and Items 2.01, 3.01, 5.01, and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01. Changes in Control of the Registrant.

As a result of the Merger, a change in control of Vascular Solutions occurred, and Vascular Solutions is now a wholly owned subsidiary of Teleflex.

The aggregate consideration paid by Teleflex in connection with the Merger was approximately $1.0 billion, without giving effect to related transaction fees and expenses.  Teleflex paid the consideration owed in connection with the Merger through borrowings under Teleflex’s Amended and Restated Credit Agreement, dated January 20, 2017, with JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A. and PNC Bank, National Association, as co-syndication agents, the guarantors party thereto, the lenders party thereto and each other party thereto.

The disclosure regarding the Merger and the Merger Agreement set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement (and not because of any disagreement with Vascular Solutions), at the Effective Time, each of the directors of Vascular Solutions as of immediately prior to the Effective Time (Martin Emerson, John Erb, Richard Kramp, Richard Nigon, Paul O’Connell, Howard Root and Jorge Saucedo) resigned as directors of Vascular Solutions.  Also pursuant to the Merger Agreement, at the Effective Time, each of the directors of Merger Sub as of immediately prior to the Effective Time (John Deren, Jake Elguicze and Liam Kelly) became directors of Vascular Solutions.

On February 17, 2017, Vascular Solutions entered into a Separation and Release Agreement (the “Separation Agreement”), with Howard C. Root. Pursuant to the Separation Agreement, Mr. Root’s employment with Vascular Solutions and its subsidiaries terminated, including his position as Chief Executive Officer of Vascular Solutions, effective immediately after the Effective Time of the Merger. The Separation Agreement contains a release and waiver of any claims Mr. Root may have against Vascular Solutions, its parents, subsidiaries and affiliates and Teleflex. The Separation Agreement incorporates certain provisions relating to confidentiality, inventions, noncompetition and severance benefits upon termination of Mr. Root’s employment agreement with Vascular Solutions, dated January 27, 2012.

On February 21, 2017, Mr. Root entered into a consulting agreement with Teleflex whereby Mr. Root will provide to Teleflex up to 20 hours of consulting services per month at the rate of $300 per hour. Mr. Root has agreed to provide these services to Teleflex through December 31, 2017, provided that either party may terminate the agreement upon 10 days’ advance written notice.

On February 20, 2017, James Hennen announced his resignation as Senior Vice President of Finance, Chief Financial Officer and Treasurer of Vascular Solutions, effective as of March 10, 2017.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time and as a result of the Merger, (i) the articles of incorporation of the Vascular Solutions were amended and restated in their entirety to be identical to the form attached as Exhibit A to the Merger Agreement and (ii) the by-laws of Vascular Solutions were amended and restated in their entirety to be identical to the form attached as Exhibit B to the Merger Agreement. A copy of such amended and restated articles of incorporation and such by-laws of Vascular Solutions are filed as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit
2.1*
Agreement and Plan of Merger, dated as of December 1, 2016, by and among Vascular Solutions, Inc., Teleflex and Violet Merger Sub Inc. (incorporated by reference to Exhibit 2.1 to Vascular Solutions’ Form 8-K dated December 2, 2016 (File No. 000-27605)).

3.1
Amended and Restated Articles of Incorporation of Vascular Solutions, Inc. (incorporated by reference to Exhibit A to Exhibit 2.1 to Vascular Solutions’ Form 8-K dated December 2, 2016 (File No. 000-27605)).

3.2	Amend and Restated Bylaws of Vascular Solutions, Inc. (incorporated by reference to Exhibit B to Exhibit 2.1 to Vascular Solutions’ Form 8-K dated December 2, 2016 (File No. 000-27605)).

*Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. Vascular Solutions agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vascular Solutions, Inc.

Date: February 21, 2017	By:	/s/ Gordon Weber
Name: Gordon Weber
Title: Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description of Exhibit
2.1*
Agreement and Plan of Merger, dated as of December 1, 2016, by and among Vascular Solutions, Inc., Teleflex and Violet Merger Sub Inc. (incorporated by reference to Exhibit 2.1 to Vascular Solutions’ Form 8-K dated December 2, 2016 (File No. 000-27605)).

3.1
Amended and Restated Articles of Incorporation of Vascular Solutions, Inc. (incorporated by reference to Exhibit A to Exhibit 2.1 to Vascular Solutions’ Form 8-K dated December 2, 2016 (File No. 000-27605)).

3.2	Amend and Restated Bylaws of Vascular Solutions, Inc. (incorporated by reference to Exhibit B to Exhibit 2.1 to Vascular Solutions’ Form 8-K dated December 2, 2016 (File No. 000-27605)).

*Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. Vascular Solutions agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.